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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


Date of Report (Date of earliest event reported): . . . . . . . .  April 4, 1997


                                STAFFMARK, INC.
             (Exact name of registrant as specified in its charter)



              Delaware                                     0-20971                             71-0788538
   (State or other jurisdiction of                 (Commission File Number)                 (I.R.S. Employer
           incorporation)                                                                  Identification No.)



                 302 East Millsap Road
                 Fayetteville, Arkansas                                             72703
         (Address of principal executive offices)                                 (Zip Code)

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Registrant's telephone number, including area code: . . . . . . . (501) 973-6000
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Item 2.  Acquisition or Disposition of Assets

         On April 4, 1997, StaffMark, Inc. (the "Company") completed the acquisition of Global Dynamics, Inc., a Delaware corporation ("Global").
Global was merged into the Company's wholly-owned subsidiary, StaffMark
Acquisition Corporation Four, a Delaware corporation ("SAC"), with SAC being the surviving corporation (the "Merger"). Global, which is located in Walnut
Creek, California, provides information technology staffing services. The consideration paid in the transaction consisted of $13,160,904 in cash and 690,710 shares of the Company's Common Stock. The purchase price was determined as a result of direct negotiations with the stockholders of Global.


Item 7.Financial Statements and Exhibits

         (a) It is impracticable to provide the required financial statements for the business acquired by the registrant. The registrant will file the required financial statements for such acquired business within 60 days of the date this Form 8-K is due.

         (b) It is impracticable to provide the required pro forma financial information for the business acquired by the registrant.
         The registrant will file the required pro forma financial information for such acquired business within 60 days of the date this Form 8-K is due.

         (c)     Exhibits.  The following exhibits are filed with this Form
         8-K:

                 2.1      Agreement and Plan of Reorganization, dated April 4,
                          1997, among StaffMark, Inc., StaffMark Acquisition
                          Corporation Four, Perry Butler, Carolyn Butler, Paul
                          Sharps, and Global Dynamics, Inc./1/

                 99.1     Press Release dated April 4, 1997.

         /1/ The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   STAFFMARK, INC.
                                   (Registrant)

Date: April 18, 1997                    By: /s/ Terry C. Bellora
                                           -----------------------------
                                        Terry C. Bellora
                                        Chief Financial Officer





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                                 EXHIBIT INDEX


         2.1 Agreement and Plan of Reorganization, dated April 4, 1997, among StaffMark, Inc., StaffMark Acquisition Corporation Four,
                 Perry Butler, Carolyn Butler, Paul Sharps, and Global
                 Dynamics, Inc./1/

         99.1    Press Release dated April 4, 1997.

         /1/ The Company will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.